Exhibit 1.1

Viela Bio, Inc.

Common Stock

Underwriting Agreement

May [•], 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Cowen and Company, LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Viela Bio, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as Representatives, an aggregate of [•] shares (the “Firm Shares”) of common stock, par value $0.001 per share (“Stock”), of the Company. In addition, the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated in this Agreement, to sell, at the election of the Underwriters, up to [•] additional shares (the “Optional Shares”) of Stock (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-1 under the Act, as of the date of such prospectus; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) hereof);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, on the date when the Prospectus or such amendment or supplement is filed and as of each Time of Delivery, will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) The Company has not, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock of the Company (other than as a result of the exercise, if any, of stock options or the award, if any, of stock options, restricted stock or other awards in the ordinary course of business pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares;

(vii) The Company does not own any real property. The Company has good and marketable title to all personal property owned by it (other than with respect to Intellectual Property (as defined below), which is addressed exclusively in Section 1(a)(xxviii) hereof), in each case free and clear of all liens, encumbrances and defects, except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are, to the Company’s knowledge, held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company;

(viii) The Company has been (i) duly organized and is validly existing and in good standing under the laws of the state of Delaware, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (or applicable foreign equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company does not have any subsidiaries;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company, including the Optional Shares to be sold by the Selling Stockholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the Pricing Disclosure Package and Prospectus;

(x) The Firm Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights that have not been complied with or otherwise effectively waived;

(xi) The issue and sale of the Firm Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) the certificate of incorporation or by-laws of the Company or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of the foregoing clauses (A) and (C), for such defaults, breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Firm Shares to be sold by the Company and the sale of the Firm Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing the Firm Shares to be sold by the Company on the Nasdaq Global Market (“Nasdaq”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Firm Shares by the Underwriters;

(xii) The Company is not (i) in violation of its certificate of incorporation or by-laws, (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets or (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders” and “Underwriting” and under the captions “Business—Licenses and Strategic Agreements” and “Business—Government Regulation” from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended;

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(xvii) KPMG LLP, who has audited and certified certain financial statements of the Company, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles applied in the United States (“GAAP”) and (iii) is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, other than as set forth in the Pricing Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(xix) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company and have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within the Company; and such disclosure controls and procedures are effective;

(xxi) The Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

(xxii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(xxiii) The operations of the Company are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the Firm Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(xxv) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xxvi) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvii) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been effectively waived or complied with;

(xxviii) The Company owns or has obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property rights necessary for or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Pricing Prospectus and the Prospectus, including that which is described in the Pricing Prospectus and the Prospectus as being owned or licensed by it or which are necessary for the conduct of its business as currently conducted (collectively, “Intellectual Property”), and the Intellectual Property described in the Pricing Prospectus and the Prospectus as owned by the Company is free and clear of all material liens and encumbrances. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Pricing Prospectus and the Prospectus as licensed to the Company; (ii) the Company is not infringing the intellectual property rights of third parties; (iii) except as disclosed in the Pricing Prospectus and the Prospectus, the Company is the sole owner of the Intellectual Property owned by it and has the valid right to use such Intellectual Property; (iv) the patents and trademarks owned by the Company are valid, enforceable and subsisting; and (v) the Company has taken reasonable measures to protect its confidential information and trade secrets and to maintain and safeguard the Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) asserting that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Pricing Prospectus and the Prospectus as under development, infringe, misappropriate or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others. The Company has complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect;

(xxix) Except as described in the Pricing Prospectus and the Prospectus, all patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have been issued with respect to such applications;

(xxx) Except as described in the Registration Statement and the Prospectus, the Company: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, labeling, advertising, promotion, sale, recordkeeping, use, distribution, storage, import, export or disposal of any of the Company’s product candidates or any product manufactured or distributed by the Company; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or the Applicable Regulatory Authorities alleging or asserting non-compliance with any Health Care Laws or with any licenses, certificates, approvals, clearances, exemptions, authorizations, permits, registrations and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted and such Regulatory Authorizations are valid and in full force and effect and the Company is not in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) to the knowledge of the Company and except as would not have a Material Adverse Effect, no event has occurred which allows, or after notice or lapse of time would allow, for the revocation or termination of any Regulatory Authorization; (v) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any court or arbitrator or the Applicable Regulatory Authorities or any other third party alleging that any product operation or activity is in material violation of any Health Care Laws and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (vi) has not received notice that any court, arbitrator or any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any court, arbitrator or any of the Applicable Regulatory Authorities is considering such action; (vii) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions, registrations and supplements or amendments as required by any Health

Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions, registrations and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (viii) is not a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (ix) along with its employees, officers and directors, has not been excluded, suspended or debarred from participation in any government health care program or human clinical research, has not been debarred by FDA or comparable authorities pursuant to 21 U.S.C. § 335a or similar laws, or, to the knowledge of the Company, is not and has not been subject to a governmental inquiry, investigation, proceeding or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287 and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. §1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Patient Protection and Affordable Care Act of 2010 (Pub. Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. Law 111-152); the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations applicable to the Company or the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product candidate or product developed, manufactured or distributed by the Company;

(xxxi) To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities;

(xxxii) None of the Company’s product candidates have received marketing approval from any Applicable Regulatory Authority. All clinical and pre-clinical studies and trials conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, with respect to the Company’s product candidates, including the studies and trials that are described in the Registration Statement and the Prospectus, or the results of which are referred to in the Registration Statement and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company’s knowledge, being conducted in all material respects in accordance with all applicable Health Care Laws of the Applicable Regulatory Authorities and current Good Clinical Practices and Good Laboratory Practices, standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, Pricing Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company has not received, nor does the Company have knowledge that any of their respective collaboration partners have received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity, institutional review board, or ethics committee requiring or threatening the termination, material modification or suspension of Company Trials, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company with the FDA or any other Applicable Regulatory Authority has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. In using or disclosing patient information received by the Company in connection with a Company Trial, the Company has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA or any other Applicable Regulatory Authority to have engaged in scientific misconduct;

(xxxiii) The Company is, and at all prior times was, in material compliance with all applicable data privacy and security laws and regulations, including without limitation, as applicable, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.), and the Company has taken any required and necessary actions to comply in all material respects with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date of this Agreement as becoming effective within 12 months after the date of this Agreement, and for which any non-compliance with the same would reasonably be expected to have a Material Adverse Effect) as soon they take effect (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company has in place and is in material compliance with commercially reasonable policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”) as applicable. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information or customer or account number; (ii) any information that would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company has since inception made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and has provided accurate notice of its Policies then in effect to its customers, employees, third party vendors and representatives as required by applicable laws and regulatory rules or requirements, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies in any material respect. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws or Policies. The Company further certifies that it: (i) has not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law;

(xxxiv) Except as would not reasonably be expected to have a Material Adverse Effect, the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, and to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all Personal Data) used in connection with its business, and there have been no breaches, violations, outages or known unauthorized uses of or known accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and except as would not reasonably be expected to have a Material Adverse Effect;

(xxxv) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company is not in violation of any statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company has all applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits and other authorizations required under any applicable Environmental Laws and is in compliance with their requirements; and (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company;

(xxxvi) No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, individually or in the aggregate, have a Material Adverse Effect;

(xxxvii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that the Company or any member of its “Controlled Group” (defined as any organization that is under common control with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) sponsors or maintains has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code;

(xxxviii) The Company has filed all federal, state, local and foreign tax returns required to be filed through the date hereof and has paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect), and not tax deficiency has been determined adversely to the Company which has had (nor does the Company have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company and which would reasonably be expected to have) a Material Adverse Effect;

(xxxix) The Company does not have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(xl) The statistical and market-related data included in the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects and such data are consistent with the sources from which they are derived and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xli) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares; and

(xlii) Except pursuant to this Agreement, there are no contracts or agreements between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(b) Each of the Selling Stockholders, severally and not jointly, represents and warrants as to and in respect of itself to, and agrees as to and in respect of itself with, each of the Underwriters that:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

(ii) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement signed by such Selling Stockholder and American Stock Transfer & Trust Company, LLC, as Custodian, relating to the deposit of the Optional Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Pricing Prospectus (the “Power of Attorney”) will not contravene any provision of (A) applicable law, (B) the certificate of incorporation, memorandum and articles of association or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), the partnership agreement of such Selling Stockholder (if such Selling Stockholder is a partnership), (C) any agreement or other instrument binding upon such Selling Stockholder or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required to be obtained or made by such Selling Stockholder for the performance by such Selling Stockholder of its obligations under this Agreement, the Custody Agreement or the Power of Attorney of such Selling Stockholder, except that in the cases of clauses (A) and (C) above, as would not, individually or in the aggregate, have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney, and except such as have been obtained or made and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Optional Shares;

(iii) Such Selling Stockholder has, and at the time and date for delivery of the Optional Shares will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Optional Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Optional Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Optional Shares;

(iv) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder;

(v) Upon payment for the Optional Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Optional Shares, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Optional Shares in the name of Cede or such other nominee and the crediting of such Optional Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Optional Shares), (A) DTC shall be a “protected purchaser” of such Optional Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Optional Shares and (C) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Optional Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Optional Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(vi) Such Selling Stockholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Annex II or as otherwise agreed to by the Representatives;

(vii) Such Selling Stockholder is not prompted by any information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus to sell its Optional Shares pursuant to this Agreement;

(viii) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at each Time of Delivery (as defined in Section 4(a)), the Pricing Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph are limited to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendments or supplements thereto; it being understood and agreed that such information furnished by such Selling Stockholder consists only of (A) the legal name, address and the number of Stock owned by such Selling Stockholder and (B) the other information (excluding percentages) with respect to such Selling Stockholder that appears in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, the “Selling Stockholder Information”);

(ix) (i) None of such Selling Stockholder or any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director, officer, employee, agent, representative, or affiliate thereof, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: (A) the subject of any Sanctions, or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); (ii) such Selling Stockholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); (iii) such Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; (iv) (A) none of such Selling Stockholder or any of its subsidiaries, or, to the knowledge of such Selling Stockholder, any director officer, employee agent, representative, or affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official in order to unlawfully influence official action, or to any person in violation of any applicable anti-corruption laws; (B) such Selling Stockholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (C) neither the Selling Stockholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws; and (v) the operations of such Selling Stockholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Selling Stockholder, threatened; and

(x) Such Selling Stockholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” or any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from each of the Representatives to the Company and the Attorneys-in-fact, given within a period of thirty (30) calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representatives and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two (2) or later than ten (10) business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight (48) hours’ prior notice to the Company and the Selling Stockholders, as applicable, shall be delivered by or on behalf of the Company and the Selling Stockholders, as applicable, to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian to the Representatives at least forty-eight (48) hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on May [•], 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine (9) months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date that is sixty (60) days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, confidential submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, or publicly disclose the intention to enter into any such swap or other agreement, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of each of the Representatives, in their sole discretion; provided, however, that the foregoing restrictions shall not apply to (1) the Shares to be sold hereunder, (2) any shares of Stock or any securities or other awards (including without limitation options, restricted stock or restricted stock units) convertible into, exercisable for, or that represent the right to receive, shares of Stock issued pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan or otherwise in equity compensation arrangements described in the Registration Statement and the Prospectus, provided that any directors or executive officers who are the recipients thereof have provided to the Representatives a signed lock-up agreement substantially in the form of Annex II hereto, (3) any shares of Stock issued upon the conversion, exercise or exchange of convertible, exercisable or exchangeable securities outstanding on the date of this Agreement, in each case if such convertible, exercisable or exchangeable security is described in the Registration Statement and the Prospectus and the holders of such convertible, exercisable or exchangeable securities, if a director or executive officer, have provided to the Representatives a signed lock-up agreement substantially in the form of Annex II hereto, (4) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to the Company’s Amended and Restated 2018 Equity Incentive Plan, and (5) any shares of Stock or any securities convertible into or exchangeable for, or that represent the right to receive, shares of Stock issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition, provided that in the case of clause (5), (x) the aggregate number of shares that the Company may sell or issue or agree to sell or issue pursuant to clause (5) shall not exceed 5.0% of the total number of shares of Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and (y) the recipients thereof provide to the Representatives a signed lock-up agreement substantially in the form of Annex II hereto;

(f) During a period of three (3) years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three (3) quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders summary financial information of the Company for such quarter in reasonable detail; provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR;

(g) During a period of three (3) years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that no reports, documents or other information needs to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR;

(h) To use the net proceeds received by it from the sale of the Firm Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its best efforts to list, subject to notice of issuance, the Firm Shares on Nasdaq;

(j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(l) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery;

(m) The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(n) To deliver to each Underwriter (or its agent), on, or prior to, the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers (the “Certification”), together with copies of identifying documentation, if necessary, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the Certification.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including up to a maximum of $15,000 of fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees incident to, and up to a maximum of $40,000 of fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian in connection with the transactions contemplated under this Agreement, the Custody Agreement and the Power of Attorney, and (iii) all expenses and taxes incident to the sale and delivery of the Optional Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholders agree to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, (i) the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make, (ii) the Company will bear all of the Company’s (but not the Underwriters’) travel expenses and the Underwriters will bear all of the Underwriters’ (but not the Company’s) travel expenses, in each case, in connection with any roadshow presentation to investors and (iii) notwithstanding clause (ii), subject to the Company’s and Representatives’ prior written approval of each such expense, the Underwriters, on the one hand, and the Company, on the other hand, shall each pay 50% of the cost of chartering any aircraft to be used by the directors and officers of the Company and the employees of the Representatives in connection with any roadshow presentation by the Company and the Underwriters.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives reasonable satisfaction;

(b) Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, each dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., intellectual property counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter with respect to certain intellectual property matters, each dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e) Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, U.S. counsel for the Selling Stockholders, Maples and Calder, Cayman Islands counsel for 6 Dimensions Capital, L.P. and 6 Dimensions Affiliates Fund, L.P., and Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for Boundless Meadow Limited, shall have each furnished to the Representatives their written opinion, dated the date for delivery of the Optional Shares, in form and substance satisfactory to the Representatives;

(f) On the date of the Prospectus and substantially concurrent with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(g) (i) The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options or the award of stock options or restricted stock in the ordinary course of business pursuant to the Company’s Amended and Restated 2018 Equity Incentive Plan described in the Pricing Prospectus) or long-term debt of the Company or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company’s securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on Nasdaq;

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements to the offering of the Shares;

(k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each individual or entity set forth on Annex I hereto, substantially to the effect set forth in Annex II hereto, in form and substance satisfactory to the Representatives;

(l) Each Selling Stockholder shall have delivered to the Underwriters a Custody Agreement and a Power of Attorney, duly executed by such Selling Stockholder, the Custodian and the Attorneys-in-Fact;

(m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company);

(n) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request;

(o) The Selling Stockholders shall have furnished or caused to be furnished to the Representatives at the date and time for delivery of the Optional Shares certificates of the Selling Stockholders satisfactory to the Representatives as to the accuracy of the representations and warranties of the Selling Stockholders herein at and as of such date and time for delivery of the Optional Shares, as to the performance by the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to the date and time for delivery of the Optional Shares and as to such other matters as the Representatives may reasonably request; and

(p) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives, at such Time of Delivery, such additional information, certificates, opinions or documents as the Representatives may reasonably request.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information;

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such written information furnished by such Selling Stockholder consists only of such Selling Stockholder’s Selling Stockholder Information; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information and (ii) the aggregate liability of such Selling Stockholder pursuant to the indemnity and contribution agreements contained in this Section 9 shall be limited to an amount equal to the product of (x) the number of Optional Shares sold by such Selling Stockholder to the Underwriters hereunder and (y) the purchase price as set forth in Section 2 of this Agreement;

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting,” and the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting”;

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; and

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholders (solely with respect to the Second Time of Delivery) shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares;

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default; and

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, or the Underwriters decline to purchase any Shares for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered or purchased, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly; and in all dealings with any Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder as duly authorized by such Selling Stockholder pursuant to the Power of Attorney issued by such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and Cowen and Company LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Head of Equity Capital Markets; and if to the Company shall be delivered or sent by mail to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in such letter or such other address as such stockholder provides in writing to the Company; provided, however, that notices under subsection 5(e) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; and Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Head of Equity Capital Markets. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company and each Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company and each Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States;

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States; and

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to the Representatives an executed facsimile or executed scanned copy of this Agreement and such delivery hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that the Representatives’ acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

[Signature Page Follows]

Very truly yours, Viela Bio, Inc.

By:
Name:
Title:

Boundless Meadow Limited 6 Dimensions Capital, L.P. 6 Dimenstions Affiliate Fund, L.P.

By:
Name:
Title: As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement

[Underwriting Agreement Signature Page]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:
Name:
Title:

Goldman Sachs & Co. LLC

By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

2

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	[•]	[•]
Goldman Sachs & Co. LLC	[•]	[•]
Cowen and Company, LLC	[•]	[•]
Guggenheim Securities, LLC	[•]	[•]

Total	[•]	[•]

SCHEDULE II

Number of Optional Shares to be Sold if Maximum Option Exercised
Boundless Meadow Limited (a)	[•]
6 Dimensions Capital, L.P. (a)	[•]
6 Dimenstions Affiliate Fund, L.P. (a)	[•]

Total	[•]

(a)	This Selling Stockholder has appointed Zhengbin (Bing) Yao, Ph.D., Mitchell Chan and Jim Kastenmayer, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

SCHEDULE III

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated [•], 2020

(b)	Additional Documents Incorporated by Reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[•].

The number of Firm Shares purchased by the Underwriters from the Company is [•].

The number of Optional Shares that may be purchased by the Underwriters from the Selling Stockholders is [•].

(d)	Written Testing-the-Waters Communications:

None

ANNEX I

Lock-Up Signatories

Zhengbin (Bing) Yao, Ph.D.

Yanling Cao

Chris Nolet

Pascal Soriot

Andreas Wicki, Ph.D.

Edward Hu

Tyrell Rivers, Ph.D.

Sean Tong

Rachelle Jacques

William Ragatz

Jörn Drappa, M.D., Ph.D.

Michell Chan

Aaron Ren, Ph.D.

Jim Kastenmayer, Ph.D., J.D.

Boundless Meadow Limited

Boyu Capital Opportunities Master Fund

6 Dimensions Capital, L.P.

6 Dimensions Affiliates Fund, L.P.

HBM Healthcare Investments (Cayman) Ltd.

ANNEX II

Form of Lock-Up Agreement

Viela Bio, Inc.

Lock-Up Agreement

May     , 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Cowen and Company, LLC

As representatives of the several Underwriters

named in Schedule I of the

Underwriting Agreement

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Cowen and Company, LLC

599 Lexington Avenue, 27th Floor

New York, NY 10022

Re:	Viela Bio, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Viela Bio, Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of shares (the “Shares”) of the common stock, $0.001 par value per share, of the Company (the “Common Stock”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date that is 45 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Undersigned’s Shares, whether any such transaction or arrangement (or instrument provided for thereunder) described in clause (i) or (ii) above would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not make any demand for or exercise any right with respect to the registration of the Undersigned’s Shares or publicly disclose the intention to make any such demand or exercise any such right. For the avoidance of doubt, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

Notwithstanding the foregoing, the undersigned may transfer or otherwise dispose of the Undersigned’s Shares:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned; provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein; and provided further that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(iii)

in connection with the sale of the Undersigned’s Shares acquired in the Public Offering if the undersigned is not an officer or director of the Company or in open market transactions after the completion of the Public Offering;

(iv)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its shareholders, partners, members, beneficiaries or other equity holders; provided that in the case of any transfer or disposition contemplated by clauses (A) or (B) above, the transferee agrees to be bound in writing by the restrictions set forth herein and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement;

(v)

to the Company in connection with the exercise or settlement of options, warrants or other rights to acquire shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in accordance with their terms (including the vesting or settlement of restricted stock units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus for the Public Offering; provided that any such shares issued upon exercise of such option, warrant, restricted stock unit or other right shall be subject to the restrictions set forth herein; and provided further that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(vi)	by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein;

(vii)	to any immediate family member, provided that such family member agrees to be bound in writing by the restrictions set forth herein;
(viii)

pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; provided that such transferee agrees to be bound in writing by the restrictions set forth herein; and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(ix)

to the Company pursuant to agreements under which the Company has (A) the option to repurchase such shares or (B) a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned; provided that in the case of any transfer or disposition contemplated by clause (A), any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in clause (A) and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition; and

(x)	with the prior written consent of each of the Representatives on behalf of the Underwriters.

Notwithstanding anything to the contrary, in the case of clauses (i), (iii), (iv), (vi) and (ix)(B) above, no filing under the Exchange Act or any other public filing or disclosure of such transfer by or on behalf of the undersigned reporting a reduction in beneficial ownership shall be required or voluntarily made during the Lock-up Period (other than a filing under Section 13 of the Exchange Act that is required to be filed during the Lock-Up Period), and in the case of clauses (ii), (iv), (vi) and (vii), any such transfer shall not involve a disposition for value.

Further, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the Undersigned’s Shares to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the Public Offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the Undersigned’s Shares subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided further that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Shares subject to this Lock-Up Agreement shall remain subject to the restrictions on transfer set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 75% of the total voting power of the voting share capital of the Company. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

Additionally, nothing in this Lock-Up Agreement shall prevent the undersigned from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Undersigned’s Shares; provided that such plan does not provide for any transfers of Common Stock during the Lock-Up Period and no filing under the Exchange Act nor any other public filing or disclosure of such trading plan shall be required or shall be made voluntarily during the Lock-Up Period.

In the event that (i) the Representatives release, in full or in part, any director of the Company or any officer or shareholder of the Company who is party to a lock-up agreement similar to this agreement that contains a paragraph similar to this paragraph (each such officer, director or other shareholder, a “Triggering Shareholder”) from the restrictions of any lock-up agreement similar to this agreement signed by such Triggering Shareholder for the benefit of any Underwriter in connection with the Public Offering and (ii) such release or series of releases cumulatively relates to more than 100,000 shares of Common Stock (as adjusted for any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event) held by the Triggering Shareholder ((i) and (ii) together, a “Triggering Release”), then the undersigned shall be automatically released from this agreement to the same extent, with respect to the same percentage of Company securities of the undersigned as the percentage of Company securities being released in the Triggering Release represent with respect to the Company securities held by the Triggering Shareholder (calculated as a percentage of the total outstanding shares of Common Stock held by the Triggering Shareholder) at the time of the request of the Triggering Release. In the event of a Triggering Release, the Company shall use commercially reasonable efforts to notify the undersigned within three (3) business days of the occurrence of such Triggering Release. Notwithstanding the foregoing, (i) the provisions of this paragraph will not apply if the release or waiver is effected (A) solely to permit a transfer not involving a disposition for value and if the transferee agrees in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of transfer or (B) due to circumstances of a bona fide emergency or hardship, as determined by the Representatives in their sole judgment, and (ii) if the release or waiver is in connection with any primary and/or secondary underwritten public offering of Shares (an “Underwritten Sale”), then such waiver or release shall only apply with respect to, and to the extent of, the undersigned’s participation in such Underwritten Sale.

The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the Registration Statement is withdrawn, or (iv) May 31, 2020, in the event the Underwriting Agreement shall not have been executed on or before such date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours, IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)